Exhibit 99(j)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated October 29, 2012 relating to the financial statements of The AllianceBernstein Pooling Portfolios (comprising, respectively the AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Multi-Asset Real Return Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio, AllianceBernstein Small-Mid Cap Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Global Core Bond Portfolio (formerly AllianceBernstein Intermediate Duration Bond Portfolio), AllianceBernstein Bond Inflation Protection Portfolio, AllianceBernstein High-Yield Portfolio and AllianceBernstein Volatility Management Portfolio) for the fiscal year ended August 31, 2012 which is incorporated by reference in this Post-Effective Amendment No. 19 to the Registration Statement (Form N-1A No. 333-120487) of The AllianceBernstein Pooling Portfolios.

                                                           /s/ ERNST & YOUNG LLP


New York, New York
December 26, 2012